Exhibit 9

CONSENT OF G. BELIK

I hereby consent to the use of my name in connection with the following reports and documents, which are being filed as exhibits to and incorporated by reference into the registration statement on Form 40-F of Cardero Resource Corp. (the “Company”) being filed with the United States Securities and Exchange Commission:

1.

The technical report dated January 22, 2006 titled “Diamond Drill Report on the Baja California Norte IOCG Project (San Ferando, Picale and Amargosa Properties), Baja California Norte, Mexico” (the “Baja Report”); and

2.

The annual information form of the Company dated January 25, 2006, which includes reference to my name in connection with information relating to the Baja Report, and the properties described therein.

DATED  January 30, 2006

/s/ G. Belik

G. Belik